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                                    FORM 8-K

                                 CURRENT REPORT


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

        DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) OCTOBER 17, 2003

 COMMISSION          REGISTRANT; STATE OF INCORPORATION;         IRS EMPLOYER
FILE NUMBER             ADDRESS; AND TELEPHONE NUMBER         IDENTIFICATION NO.
-----------             -----------------------------         ------------------

   1-9513                  CMS ENERGY CORPORATION               38-2726431
                          (A MICHIGAN CORPORATION)
                              ONE ENERGY PLAZA
                           JACKSON, MICHIGAN 49201
                               (517) 788-0550


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ITEM 5.  OTHER EVENTS

SALE OF SOUTHERN UNION COMPANY STOCK

On October 17, 2003, CMS Gas Transmission Company, an indirect subsidiary of CMS Energy Corporation, ("CMS Gas Transmission"), sold 3.15 million shares of Southern Union Company common stock (the "stock") to a private investor. CMS Gas Transmission acquired 3 million shares of the stock through the sale of Panhandle Eastern Pipe Line Company ("Panhandle") to Southern Union Panhandle Corp. in June 2003, and an additional 150,000 shares through a subsequent Southern Union Company stock dividend. The Panhandle sale agreement allowed CMS Gas Transmission to sell the stock anytime after 90 days subsequent to closing. CMS Gas Transmission sold the stock for $17.77 per share, totaling $55,975,500. Proceeds from the sale will be used to reduce debt.

This Form 8-K contains "forward-looking statements" within the meaning of the safe harbor provisions of the federal securities laws. The "forward-looking statements" are subject to risks and uncertainties. They should be read in conjunction with "CMS ENERGY FORWARD-LOOKING STATEMENTS, CAUTIONARY FACTORS AND UNCERTAINTIES" found in Item 1 of CMS Energy's Form 10-K/A for the Fiscal Year Ended December 31, 2002 filed with the Securities and Exchange Commission on July 1, 2003 (incorporated herein by reference), that discusses important factors that could cause CMS Energy's results to differ materially from those anticipated in such statements.


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                                   SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                      CMS ENERGY CORPORATION

Dated:  October 17, 2003

                                      By:      /s/ Thomas J. Webb
                                               --------------------------------
                                               Thomas J. Webb
                                               Executive Vice President and
                                               Chief Financial Officer